Exhibit 99.1

FOR IMMEDIATE RELEASE

FSK Prices Public Offering of $425,000,000 4.125% Notes Due 2025

PHILADELPHIA, PA, November 13, 2019 – FS KKR Capital Corp. (NYSE: FSK) announced that it has priced an underwritten public offering of $425,000,000 in aggregate principal amount of its 4.125% unsecured notes due 2025 (the “Notes”). The Notes will mature on February 1, 2025 and may be redeemed in whole or in part at FSK’s option at any time at par plus a “make-whole” premium, provided that the Notes may be redeemed at par one month prior to their maturity. The offering is expected to close on November 20, 2019, subject to customary closing conditions.

J.P. Morgan Securities LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, KKR Capital Markets LLC and Mizuho Securities USA LLC are acting as joint book-running managers for this offering. Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC are acting as joint lead managers for this offering. ICBC Standard Bank Plc, SG Americas Securities, LLC, BNP Paribas Securities Corp., Keefe, Bruyette & Woods, Inc. and U.S. Bancorp Investments, Inc. are acting as co-managers for this offering.

FSK expects to use the net proceeds of this offering to repay outstanding indebtedness under its financing arrangements, including its 4.250% Notes due 2020.

Other Information

Investors are advised to carefully consider the investment objectives, risks, charges and expenses of FSK before investing. The pricing term sheet dated November 13, 2019, the preliminary prospectus supplement dated November 13, 2019, and the accompanying prospectus dated May 3, 2019, each of which has been filed with the U.S. Securities and Exchange Commission (the “SEC”), contain this and other information about FSK and should be read carefully before investing.

The information in the pricing term sheet, the preliminary prospectus supplement, the accompanying prospectus and this press release is not complete and may be changed. The pricing term sheet, the preliminary prospectus supplement, the accompanying prospectus and this press release are not offers to sell any securities of FSK and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted.

FSK’s shelf registration statement is on file and was deemed immediately effective upon filing with the SEC. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents FSK has filed with the SEC for more complete information about FSK and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, FSK, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and accompanying prospectus if you request it from J.P. Morgan Securities LLC at 212-834-4533; MUFG Securities Americas Inc. toll-free at (877) 649-6848; RBC Capital Markets, LLC toll-free at 1-866-375-6829; SMBC Nikko Securities America, Inc. at 1-888-868-6856 or prospectus@smbcnikko-si.com; or SunTrust Robinson Humphrey, Inc. at STRHdocs@SunTrust.com or (800) 685-4786.

About FS KKR Capital Corp.

FSK is a publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies to achieve the best risk-adjusted returns for its investors. FSK is advised by FS/KKR Advisor, LLC.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to BDCs with approximately $17 billion in assets under management as of June 30, 2019. The BDCs managed by FS/KKR include FSK, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV and Corporate Capital Trust II.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSK’s operating area, and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

Media Contact

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com